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                                                                       Exhibit 5
                            FREDRIKSON & BYRON, P.A.
                                Attorneys at Law
                            1100 International Centre
                             900 Second Avenue South
                           Minneapolis, MN 55402-3397
                                 (612) 347-7000
                               FAX: (612) 347-7077

                                  May   , 2000


Northern Star Financial, Inc.
1650 Madison Avenue
Mankato, Minnesota  56001

         Re:  Registration Statement on Form S-4

Ladies/Gentlemen:

         We are acting as counsel for Northern Star Financial, Inc. (the "Company"), a Minnesota corporation, in connection with the registration by the
Company of              shares of the Company's Common Stock, par value $.01
(the "Shares"), pursuant to the Company's Registration Statement on Form S-4 being filed with the Securities and Exchange Commission (the "Registration Statement"). The Shares are to be issued in connection with the merger of First Federal Holding Company of Morris, Inc. ("First Federal") with and into the Company, pursuant to the Agreement and Plan of Reorganization dated as of September 30, 1999 by and between the Company and First Federal (the "Merger Agreement").

         In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates of officers, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on, and subject to, the foregoing, it is our opinion that:

         1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

         2. The Shares have been duly authorized and, when issued and delivered to holders of First Federal common stock in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to its use as a part of the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                                 Very truly yours,